Exhibit 3.75

UNITED STATES OF AMERICA
State of Louisiana

UNION JUSTICE AND CONFIDENCE

Jay Dardenne
SECRETARY OF STATE

As Secretary of State, of the State of Louisiana, I do hereby Certify that the annexed and following is a True and Correct copy of the Articles of Organization, Initial Report, Merger and 2007 Annual Report of

HARRAH'S BOSSIER CITY INVESTMENT COMPANY, L.L.C.

A LOUISIANA limited liability company domiciled at BATON ROUGE,

As shown by comparison with documents filed and recorded in this Office.

In testimony whereof, I have hereunto set my hand and caused the Seal of my Office to be affixed at the City of Baton Rouge on,
September 20, 2007

VSC 35416679K

Secretary of State

STATE OF LOUISIANA
UNION JUSTICE CONFIDENCE
SECRETARY OF STATE

CERTIFICATE SS 102 PRINTED SEAL (Rev. 11/06)

W. Fox McKeithen
Secretary of State

ARTICLES OF ORGANIZATION
(R.S. 12:1301)

Domestic Limited Liability Company Enclose $60.00 filing fee Make remittance payable to Secretary of State *Do not send cash*	Return to: Commercial Division P. O. Box 94125 Baton Rouge, LA 70804-9125 Phone (225) 925-4704 Web Site: www.sec.state.la.us

STATE OF Louisiana

Check one: (x) Business ( ) Nonprofit

PARISH/COUNTY OF Bossier

1. The name of this limited liability company is: Harrah's Bossier City Investment Company, L.L.C.

2. This company is formed for the purpose of: (check one)

(x) Engaging in any lawful activity for which limited liability companies may be formed.

( ) ______________________ (use for limiting activity)

3. The duration of this limited liability company is: (may be perpetual) Perpetual

4. Other provisions: ______________________

Signatures: [signature]
Tiffany A. Barzal

Sworn to and subscribe before me, the undersigned Notary Public, on this date: JANUARY 24, 2003

[signature]
Notary

LINDA M. BERNSTEIN
Commission # 1368770
Notary Public - California
San Diego County
My Comm. Expires Aug 8, 2006

365 Rev. 1/01 (See instructions on back)

W. Fox McKeithen
Secretary of State

LIMITED LIABILITY COMPANY INITIAL REPORT
(R.S. 12:1305 (E))

1. The name of this limited liability company is : Harrah's Bossier City Investment Company, L.L.C.

2. The location and municipal address, not a post office box only, of this limited liability company's registered office:

   320 Somerulos Street Baton Rouge, LA 70802-6129

3. The full name and municipal address, not a post office box only, of each of this limited liability company's registered agent(s) is/are:

   Corporation Service Company

   320 Somerulos Street Baton Rouge, LA 70802-6129

4. The names and municipal addresses, not a post office box only, of the first managers, or the members:

   Harrah's Shreveport/Bossier City Investment Company, LLC,

   One Harrah's Court, Las Vegas NV 89119-4313

To be signed by each person who signed the articles of organization:

Tiffany A. Barzal

AGENT'S AFFIDAVIT AND ACKNOWLEDGEMENT OF ACCEPTANCE

I hereby acknowledge and accept the appointment of registered agent for and on behalf of the above named limited liability company.

Registered agent(s) signature(s):

Corporation Service Company
By: See Attached

Sworn to and subscribed before me, the undersigned Notary Public, on this date: ____________

See Attached
Notary

973 Rev. 1/01 (see instructions on back)

ACCEPTANCE OF APPOINTMENT OF AGENT

Corporation Service Company, 320 Somerulos Street, Baton Rouge, Louisiana, 70802 having been appointed to act as Registered Agent hereby consent to act in that capacity until removal or resignation is submitted in accordance with the Louisiana statutes.

CORPORATION SERVICE COMPANY

/s/ Mary T. Flowers
Mary T. Flowers
Assistant Vice President

Sworn to and subscribed this 24th day of January, 2003.

/s/ Janet B. Woznicki
Janet B. Woznicki
Notary Public

JANET B. WOZNICKI NOTARY PUBLIC OF DELAWARE APPOINTED AUG. 6, 1996 TERM 4 YEARS

CERTIFICATE OF MERGER

OF

HARRAH’S BOSSIER CITY

INVESTMENT COMPANY, LLC,

A DELAWARE LIMITED LIABILITY COMPANY,

INTO

HARRAH’S BOSSIER CITY

INVESTMENT COMPANY, L.L.C.,

A LOUISIANA LIMITED LIABILITY COMPANY

TO BE FILED WITH THE

SECRETARY OF STATE OF THE STATE OF LOUISIANA

Harrah’s Bossier City Investment Company, L.L.C., a limited liability company organized under the laws of the State of Louisiana, hereby certifies that:

I. The name and state or country of organization of each of the constituent entities is as follows:

(a) Harrah’s Bossier City Investment Company, LLC, a limited liability company organized under the laws of the State of Delaware.

(b) Harrah’s Bossier City Investment Company, L.L.C., a limited liability company organized under the laws of the State of Louisiana.

II. An Agreement of Merger has been duly authorized and approved by both constituent entities in accordance with Louisiana R.S. 12:1359.

III. The name of the surviving entity is Harrah’s Bossier City Investment Company, L.L.C.

IV. The present Articles of Organization of Harrah’s Bossier City Investment Company, L.L.C. shall be the Articles of Organization of the surviving entity, without amendments or changes.

V. The executed Agreement of Merger is on file at the principal place of business of the surviving entity, namely One Harrah’s Court, Las Vegas, Nevada 89119-4312.

VI. A copy of the Agreement of Merger will be furnished by Harrah’s Bossier City Investment Company, L.L.C. on request and without cost to any member of any entity that is a party to the merger.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

IN WITNESS WHEREOF, this Certificate of Merger has been duly executed as of the 29 day of January, 2003.

HARRAH’S BOSSIER CITY INVESTMENT COMPANY, L.L.C, a Louisiana limited liability company

By:	HARRAH’S SHREVEPORT/BOSSIER CITY INVESTMENT COMPANY, LLC, a Delaware limited liability company, its sole member

	By:	HARRAH’S SHREVEPORT/BOSSIER CITY HOLDING COMPANY, LLC, a Delaware limited liability company, its managing member

		By:	HARRAH’S OPERATING COMPANY, INC., a Delaware corporation, its sole member

			By	/s/ STEPHEN H. BRAMMELL
			Name:	STEPHEN H. BRAMMELL Authorized Person

ACKNOWLEDGEMENT

STATE OF NEVADA

COUNTY OF CLARK

BE IT KNOWN that on this 29th day of January, 2003, before me, the undersigned Notary Public, duly commissioned and qualified in and for the county and state aforesaid, personally came and appeared STEPHEN H. BRAMMELL to me known to be the identical person who executed the above and foregoing instrument, who declared and acknowledged to me, Notary, that he is the [ SVP] of Harrah’s Operating Company, Inc., that he executed the above and foregoing instrument of his own free will as the act and deed of Harrah’s Operating Company, Inc., in its capacity as the sole member of Harrah’s Bossier City Investment Company, L.L.C., with the full authority of its board of directors, for the uses, purposes and benefits therein expressed.

/s/ SHIRLEY W. RAMSEY
NOTARY PUBLIC	OFFICIAL SEAL OF SHIRLEY W. RAMSEY NOTARY PUBLIC - STATE OF NEVADA COUNTY OF CLARK
In and for CLARK County, Nevada
My Commission expires 10/19/2003